ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) is made and entered into as of February 28, 2006 (the “Closing Date”), among DB Structured Products, Inc., having an address at 60 Wall Street, New York, New York 10005 (the “Assignor”), ACE Securities Corp., having an address at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211 (the “Assignee”) and Fremont Investment & Loan, having an address at 2727 E. Imperial Hwy, Brea, California 92821 (the “Company”).

WHEREAS, the Assignor purchased the residential mortgage loans listed on Attachment 1 annexed hereto (the “Assigned Loans”) from the Company pursuant to that certain Master Mortgage Loan Purchase and Interim Servicing Agreement dated May 1, 2004, between the Assignor and the Company (the “Purchase and Servicing Agreement”), as amended by Amendment Number One, dated September 29, 2004, Amendment Number Two, dated June 1, 2005 and Amendment Number Three, dated November 29, 2005, each between the Assignor and the Company (the “Amendments”; together with the Purchase and Servicing Agreement, the “Agreement”).

In consideration of the mutual promises contained herein the parties hereto agree that the Assigned Loans now serviced by the Company for the Assignor and its successors and assigns pursuant to the Agreement, shall, from and after the date of this AAR Agreement until April 1, 2006 (the “Servicing Transfer Date”), be serviced by the Company in accordance with the provisions of the Agreement as modified by the terms of this AAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Agreement.

Assignment and Assumption; Consideration

  1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in, to and under the Agreement, as it relates to the Assigned Loans. Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under (a) any mortgage loans subject to the Agreement other than the Assigned Loans, (b) the representations and warranties set forth in Sections 7.01, 7.02 and 7.05 of the Agreement, or (c) the rights and remedies set forth in Sections 7.03 and 7.04 of the Agreement.

Representations, Warranties and Covenants

  2. Assignor warrants and represents to Assignee and Company as of the Closing Date:

(a)
Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which Agreement is in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
Assignor was the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)
Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(d)
Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

(e)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby.

  3. Assignee warrants and represents to, and covenants with, Assignor and Company as of the Closing Date:

(a)
Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)
Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s certificate of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)
Assignee agrees to be bound by all of the terms, covenants and conditions of the Agreement with respect to the Assigned Loans, and from and after the Closing Date, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations thereunder but solely with respect to such Assigned Loans.

  4. Company warrants and represents to, and covenants with, Assignor and Assignee as of the Closing Date:

(a)
Attached hereto as Attachment 2 is a true and accurate copy of the Agreement, which Agreement is in full force and effect as of the Closing Date and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)
Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Agreement;

(c)
Company has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)
Company shall service the Assigned Loans from the Closing Date until the Servicing Transfer Date in accordance with the terms and provisions of the Agreement, as modified by this AAR Agreement, and shall establish a Custodial Account and an Escrow Account under the Agreement with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established in favor of Assignor under the Agreement, and shall remit collections received on the Assigned Loans to such accounts. The Custodial Account and Escrow Account shall be entitled “Fremont Investment & Loan, as servicer in trust for ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1”; and

(f)
The Company shall furnish, on a monthly basis, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete borrower credit files to Equifax, Experian and the TransUnion Credit Information Company with respect to each Assigned Loan.

  5. Company hereby acknowledges that Wells Fargo Bank, National Association has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of February 1, 2006, among HSBC Bank USA, National Association (the “Trustee”), Wells Fargo Bank, National Assocation, as a servicer, master servicer and securities administrator (the “Master Servicer” and the “Servicer”), Ocwen Loan Servicing, LLC, as a servicer and the Assignee, as depositor. In accordance with the terms and conditions set forth in the Agreement, as modified by this AAR Agreement, Company shall deliver, with respect to the Assigned Loans (a) the monthly remittance report (in the form attached hereto as Attachment 3 (including Attachment 3A, if applicable)) relating to the Distribution Date occurring in March 2006, to the Master Servicer (with a copy to the Servicer), (b) the monthly remittance report (in the form attached hereto as Attachment 3 (including Attachment 3A, if applicable)) relating to the Distribution Date occurring in April 2006, to the Servicer, and (c) all other reports required to be delivered under the Agreement, as modified by this AAR Agreement, to the Master Servicer.

Company shall deliver any reports required to be delivered to the Master Servicer to:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: ACE 2006-HE1
Telecopier No.: (410) 715-2380

Company shall deliver any reports required to be delivered to the Servicer to:

Wells Fargo Bank, National Association
One Home Campus
Des Moines, Iowa 50328-0001
Attention: Mike Underwood

Recognition of Assignee

  6. From and after the Closing Date, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans from the Closing Date until the Servicing Transfer Date in accordance with the Agreement, as modified by this AAR Agreement, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).

It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee and the Master Servicer. Pursuant to the Pooling and Servicing Agreement, the Assignee will assign all of its rights under this AAR Agreement to the Trustee for the benefit of the certificateholders.

In addition, Company hereby acknowledges that from and after the Closing Date, the Assigned Loans will be subject to the terms and conditions of the Pooling and Servicing Agreement pursuant to which the Master Servicer is required to monitor the performance by Company of its servicing obligations under the Agreement, as modified by this AAR Agreement, and has the right to enforce the obligations of Company under the Agreement, as modified by this AAR Agreement, with respect to the servicing of the Assigned Loans. Such right will include, without limitation, the right to terminate Company under the Agreement as provided therein, the right to receive all remittances required to be made by Company with respect to the Assigned Loans under the Agreement for the Distribution Date occurring in March 2006, the right to receive all monthly reports and other data required to be delivered by Company under the Agreement with respect to the Distribution Date occurring in March 2006 (as described in Section 5 of this AAR Agreement), the right to examine the books and records of Company, the right to indemnification, and the right to exercise certain rights of consent and approval relating to actions taken by Company. In connection therewith, Company shall (i) on the Distribution Date occurring in March 2006, remit to the Master Servicer, in accordance with the wire transfer instructions set forth below, with respect to the Assigned Loans (a) all Principal Prepayments collected during the Prepayment Period relating to the March 2006 Distribution Date plus any Prepayment Interest Shortfalls payable by the Company in connection with such Principal Prepayments, and (b) all Monthly Payments due, whether or not received, during the period commencing on February 1, 2006 and ending on March 1, 2006; and (ii) on the Servicing Transfer Date, remit to the Servicer, in accordance with the wire transfer instructions set forth below, with respect to the Assigned Loans (a) all Principal Prepayments in full collected during the portion of the Prepayment Period occurring from the 16th day of the month preceding the month of the Servicing Transfer Date and ending on the last day of such month and all Principal Prepayments in part collected during the month preceding the month of the Servicing Transfer Date, plus any Prepayment Interest Shortfalls payable by the Company in connection with such Principal Prepayments, and (b) all Monthly Payments collected by the Company during the related Due Period. In addition, Company shall provide to the Servicer a file, in a format mutually acceptable to the Company and the Servicer, setting forth the scheduled principal balance as of April 1, 2006 for each of the Assigned Loans.

ACE Securities Corp. 2006-HE1 Distribution Account
Wells Fargo Bank, National Association
ABA # 121-000-248
Account Name: SAS Clearing
Account # 3970771416
For Further Credit to: ACE 2006-HE1 Account Number 50901300

Company shall make all remittances required to be made to the Servicer pursuant to the foregoing provisions with respect to the Assigned Loans in accordance with the following wire transfer instructions:

Wells Fargo Bank, N.A.
San Francisco, California
Acct # 7028209
Acct Name: Service Holding
ABA #121000248
Attention: Denise Hansen, Investor Services

Modification of the Agreement

  7. Assignor and Company hereby amend the Agreement with respect to the Assigned Loans as follows:

(a)  The following definitions shall be added to Section 1 of the Agreement:

“Commission: The United States Securities and Exchange Commission.”

“Depositor: ACE Securities Corp.”

“Master Servicer: Wells Fargo Bank, National Association or any successor thereto.”

“Reconstitution: Any Securitization Transaction or Whole Loan Transfer.”

“Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002, as amended from time to time.”

“Securities Act: The Securities Act of 1933, as amended.”

“Securities Administrator: Wells Fargo Bank, National Association, or any successor thereto.”

“Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.”

“Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Sub-Servicer.”

“Trustee: HSBC Bank USA, National Association, or any successor thereto.”

(b)  The definition of “Business Day” is hereby deleted in its entirety and replaced with the following:

“Business Day: Any day other than a Saturday, Sunday, or a day on which banking or savings and loan institutions in the State of California, the State of New York, the State of Iowa, the State of Maryland or the State of Minnesota are authorized or obligated by law or executive order to be closed.”

(c)  The definition of “Interim Servicing Period” is hereby deleted in its entirety and replaced with the following:

“Interim Servicing Period: With respect to any Mortgage Loan, the period commencing on the related Closing Date and ending on March 31, 2006.”

(d)  The definition of “Pass-Through Transfer” is hereby deleted in its entirety.

(e)  The definition of “Regulation AB” is hereby deleted in its entirety and replaced with the following:

“Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.”

(f)  The definition of “Servicing Fee Rate” is hereby deleted in its entirety and replaced with the following:

“Servicing Fee Rate: Shall be equal to 0.50% per annum.”

(g)  The definition of “Sub-Servicer” is hereby deleted in its entirety and replaced with the following:

“Sub-Servicer: Any Person that services Mortgage Loans on behalf of the Seller or any Sub-Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any applicable Reconstitution Agreement related thereto that are identified in Item 1122(d) of Regulation AB.”

(h)  The definition of “Whole Loan Transfer” is hereby deleted in its entirety and replaced with the following:

“Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.”

(i)  The Agreement is hereby amended by deleting all references to “Pass-Through Transfer” in their entirety and replacing them with “Securitization Transaction”.

(j)  Subsection 11.13 of the Agreement is hereby amended by deleting the last sentence of the second paragraph thereof in its entirety and replacing it with the following:

“Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of prior to three years after the end of the calendar year of its acquisition by the REMIC unless the Seller shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period.”

(k)  Subsection 11.14 of the Agreement is hereby amended by deleting the word “second” appearing before the words “Business Day” in the first and eighth lines of the last paragraph thereof.

(l)  The following paragraphs are added to the end of Subsection 11.15 of the Agreement:

“No later than the 20th day of each month (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day), the Seller shall deliver to the Master Servicer by electronic mail (or by such other means as the Seller and the Master Servicer may agree from time to time) a prepayment report with respect to the related Distribution Date. Such prepayment report shall include (i) such information with respect to the Prepayment Charges as the Master Servicer may reasonably require and (ii) information that the term of the last Prepayment Charge has expired or such Prepayment Charge has been waived.

On or prior to the Servicing Transfer Date, the Seller shall provide to the Master Servicer prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Seller, the Seller’s engagement of any Sub-Servicer to perform or assist in the performance of any of the Seller’s obligations under this Agreement, any litigation involving the Seller that would be material to holders of securities issued in a Securitization Transaction, and any affiliation or other significant relationship between the Seller and other transaction parties.

If the Seller has knowledge of the occurrence on or prior to the Servicing Transfer Date of any of the events described in clause (i), (ii) or (iii) below, then no later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Seller, the Seller shall provide to the Master Servicer notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

The Seller shall provide to the Master Servicer such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports and of the fidelity bond and errors and omissions insurance policy required to be maintained by the Seller pursuant to Subsection 11.12 of Exhibit 8 hereto, and such other information related to the Seller or any Sub-Servicer or its performance hereunder.”

(m)  Subsection 11.23 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The Seller will deliver to the Purchaser and the Master Servicer, by March 1, 2007, but in any event no later than March 10, 2007, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall deliver an officer’s certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Seller.

(b) With respect to any Mortgage Loans that are the subject of a Securitization Transaction, by March 1, 2007, but in any event no later than March 10, 2007, an officer of the Seller shall execute and deliver an Officer’s Certificate to the Purchaser, the Master Servicer and the Depositor for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, an Officer’s Certificate, signed by an appropriate officer of the Seller, in the form attached hereto as Exhibit 12. In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall deliver an officer’s certificate of the Sub-Servicer as described in this clause (b) as to each Sub-Servicer as and when required with respect to the Seller.

(c) The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, employees, agents and affiliates, and such affiliates’ officers, directors, employees and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Subsection 11.23, Subsection 11.24 or Subsection 11.35, (b) any material misstatement or omission in any written information, written data or materials provided by the Seller or any Subs-ervicer hereunder, or (c) the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection therewith.”

(n)  The following shall be added to Subsection 11.29 of the Agreement:

“Notwithstanding anything in this Agreement to the contrary, the Seller (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Seller, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) or (ii) cause the related trust fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions” after the startup date under the REMIC Provisions.”

“Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Seller will obtain an Opinion of Counsel acceptable to the Trustee with respect to whether such action could result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”), and the Seller shall not take any such action or cause the related trust fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.”

“The Seller shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in the REMIC. The Seller shall not enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.”

(o)  Subsection 11.32 of Exhibit 8 to the Agreement is modified by deleting the first sentence of such subsection in its entirety and replacing it with the following:

“Any Sub-Servicing Agreement shall provide that the Seller shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer.”

(p)  Subsection 11.35 of Exhibit 8 to the Agreement is modified by deleting the subsection in its entirety and replacing it with the following:

“With respect to any Mortgage Loans that are the subject of a Securitization Transaction, the Seller shall deliver to the Purchaser or its designee and the Master Servicer on or before March 1, 2007, but in any event no later than March 10, 2007, a report (an “Assessment of Compliance”) reasonably satisfactory to the Purchaser regarding the Seller’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Seller that contains the following:

(a) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Seller;

(b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Seller;

(c) An assessment by such officer of the Seller’s compliance with the applicable Servicing Criteria specified on Exhibit 13 hereto for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Seller, that are backed by the same asset type as the Mortgage Loans;

(d) A statement that a registered public accounting firm reasonably acceptable to the Purchaser and the Master Servicer has issued an attestation report on the Seller’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Seller, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Seller, that are backed by the same asset type as the Mortgage Loans.

With respect to any Mortgage Loans that are the subject of a Securitization Transaction, on or before March 1, 2007, but in any event no later than March 10, 2007, the Seller shall furnish to the Purchaser or its designee and the Master Servicer a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Seller, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall provide an Assessment of Compliance of the Sub-Servicer and accompanying Attestation Report as described above as to each Sub-Servicer as and when required with respect to the Seller.

(q)  The following shall be added as a new Subsection 11.36 to the Agreement:

“Subsection 11.36. Obligations of the Seller in Respect of Mortgage Interest Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Interest Rates, Monthly Payments or Stated Principal Balances that were made by the Seller in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Seller, upon discovery or receipt of notice thereof, immediately shall deposit in the Custodial Account, from its own funds the amount of any such shortfall and shall indemnify and hold harmless the related trust fund, the Trustee, the Securities Administrator and the Master Servicer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Subsection 11.36 shall not limit the ability of the Seller to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.”

(r)  The following shall be added as a new Subsection 11.37 to the Agreement:

“Subsection 11.37. The Seller Indemnification.

The Seller agrees to indemnify the Trustee, Master Servicer and the Securities Administrator, from, and hold the Trustee, Master Servicer and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Seller’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Seller’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Seller, the Trustee, the Master Servicer and the Securities Administrator. Any payment hereunder made by the Seller to any such Person shall be from the Seller’s own funds, without reimbursement therefor.”

(s)  Subsection 14.01(ix) of the Agreement is hereby amended by deleting such subsection in its entirety and replacing it with the following:

“(ix) failure by the Seller to duly perform, within the required time period, its obligations under Subsections 11.15, 11.23 or 11.35 which failure continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;”

(t)  The following shall be added as a new Section 32 to the Agreement:

“SECTION 32. Third Party Beneficiary. For purposes of this Agreement, any master servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any master servicer herein as if it were a direct party to this Agreement.

A copy of all assessments, attestations, reports and certifications required to be delivered by the Seller under this Agreement shall be delivered to the Purchaser and the Master Servicer by the date(s) specified herein, and where such documents are required to be addressed to any party, such addresses shall include the Master Servicer and the Master Servicer shall be entitled to rely on such documents.”

(u)  Exhibit 11 of the Agreement is hereby replaced with Attachment 3 (including Attachment 3A, if applicable) attached hereto.

(v)  The Agreement is hereby amended by deleting Exhibit 12 in its entirety and replacing it with Attachment 4 attached hereto.

(w)  The Agreement is hereby amended by deleting Exhibit 13 in its entirety and replacing it with Attachment 5 attached hereto.

Request for Release and Release for Payment

  8. For purposes of this Section 8, the following capitalized terms shall have the respective meanings set forth below:

Custodial File: As to each Mortgage Loan, any mortgage loan documents which are delivered to the Custodian or which at any time come into the possession of the Custodian.

Custodian: Wells Fargo Bank, National Association, or its successor in interest or assigns, or any successor to the Custodian.

(a)
From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian shall, upon receipt of two copies (or electronic receipt) from the Company of a request for release of documents and receipt in the form annexed hereto as Exhibit A, or such other form in electronic format acceptable to the Custodian, within five (5) Business Days release to the Company, the related Custodial File or the documents set forth in such request. All documents so released to the Company shall be held in trust by the Company. The Company shall return to the Custodian the Custodial File or other such documents when the Company’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation in the form annexed hereto as Exhibit A, or such other form acceptable to the Custodian, the request and receipt submitted pursuant to the first sentence of this Section 8 shall be released by the Custodian to the Company. In connection with the Company's processing of a payoff request for a Mortgage Loan, if required by the Company in order to calculate the prepayment penalties, if any, to be charged in connection with such payoff, the Company may submit a request for release of documents and receipt in the form annexed hereto as Exhibit A, with item (5) checked and stating that the Company requests a copy of the note rider or other document in the Custodial File describing the prepayment penalty. The Custodian will provide to the Company a facsimile (or other electronic copy) of the document so requested within 24 hours following the receipt of such request; provided that, if the Custodian receives more than twenty-five (25) such payoff requests on any single Business Day, the Custodian will use reasonable efforts to provide such requested documents as soon as practicable following receipt of such requests.

(b)
In order to facilitate the administration of certain customary servicing functions with respect to any Mortgage Loans for which the related Mortgage has been assigned to the Trustee, the Trustee shall from time to time upon request of the Company, execute and deliver a reasonable number of originals of a limited power of attorney, appointing as attorney-in-fact either the Company or, at the Company’s discretion, an agent of the Company, substantially in the form attached hereto as Exhibit B. The Company shall indemnify the related trust fund, the Trustee and its officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the related trust fund or the Trustee as a result of the Company’s use or misuse of such power of attorney and/or the release of any Mortgage Loans or Custodial Files to the Company or the retention of the Mortgage Loans and Custodial Files by the Company or any of its affiliates; provided, however, the Company shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this clause (b) shall survive the termination of this Agreement and/or the termination or resignation of the Company.

(c)
The foregoing provisions respecting release to the Company of the Custodial Files and documents by the Custodian upon request by the Company shall be operative only to the extent that at any time the Custodian shall not have released to the Company active Custodial Files or documents (including those requested) pertaining to more than two-hundred (200) Mortgage Loans at the time being held by the Custodian under the custodial agreement. Any additional Custodial Files or documents requested to be released by the Company may be released only upon written authorization of the Assignee, which authorization shall not be unreasonably withheld. The limitations of this paragraph shall not apply to the release of Custodial Files to the Company under clause (d) below.

(d)
Upon receipt by the Custodian of two copies (or electronic receipt) from the Company of the Company’s request for release of documents and receipt in the form annexed hereto as Exhibit A, or such other form acceptable to the Custodian, (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment, repurchase or liquidation have been or will be credited to the related custodial account), the Custodian shall within five (5) Business Days release the related Custodial File to the Company.

Miscellaneous

  9. Notwithstanding anything to the contrary herein, the Company’s obligation to deliver any reports, certificates or other documents to the Master Servicer or Servicer, including, but not limited to, the reports and certificates set forth in Sections 5, 6 and 7 of this AAR Agreement, shall survive the termination or expiration of this AAR Agreement.

  10. All demands, notices and communications related to the Assigned Loans, the Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

(a)	In the case of Company,

Fremont Investment & Loan
2727 E. Imperial Hwy
Brea, California 92821
Attention: David Wells

(b)	In the case of Assignor,

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attention: Susan Valenti

(c)	In the case of Assignee,

ACE Securities Corp.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211
Attention: Juliana Johnson

(d)	In the case of the Trustee,

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1

(e)	In the case of the Custodian,

Wells Fargo Bank, National Association
2030 Main Street, Suite 100
Irvine, California 92614
Attention: ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1

(f) In the case of the Servicer,

Wells Fargo Bank, National Association
One Home Campus
Des Moines, Iowa 50328-0001
Attention: ACE 2006-HE1

(g) In the case of the Master Servicer,

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21048-1951
Attention: ACE 2006-HE1

  11. The Company hereby acknowledges that the Master Servicer has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and therefor has the right to enforce all obligations of the Company under the Agreement.

  12. Each party will pay any commissions, fees and expenses, including attorney’s fees, it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

  13. This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law which shall govern), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

  14. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

  15. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated or which succeeds to the business or assets thereof shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

  16. This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Agreement.

  17. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

  18. In the event that any provision of this AAR Agreement conflicts with any provision of the Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

  19. For purposes of this AAR Agreement, including, but not limited to Section 7 hereof, any master servicer shall be considered a third party beneficiary to this AAR Agreement entitled to all the related rights and benefits accruing to any master servicer as if it were a direct party to this AAR Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC. Assignor

By:	/s/ Paul Mangione
Name:	Paul Mangione
Title:	Director

By:	/s/ Susan Valenti
Name:	Susan Valenti
Title:	Director

ACE SECURITIES CORP. Assignee

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice President

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

FREMONT INVESTMENT & LOAN Company

By:	/s/ David Wells
Name:	David Wells
Title:	Senior Vice President

ACKNOWLEDGED AND AGREED TO: WELLS FARGO BANK, N.A. Master Servicer

By:	/s/ Stacey M. Taylor
Name:	Stacey M. Taylor
Title:	Vice President

WELLS FARGO BANK, N.A. Servicer

By:	/s/ Laurie McGoogan
Name:	Laurie McGoogan
Title:	Vice President

ACKNOWLEDGED AND AGREED
With respect to Section 8:

HSBC BANK USA, NATIONAL ASSOCIATION
Trustee for the ACE Securities Corp. Home Equity Loan Trust,
Series 2006-HE1 Asset Backed Pass-Through Certificates

By:	/s/ Susie Moy
Name:	Susie Moy
Title:	Vice President

ACKNOWLEDGED AND AGREED With respect to Section 8: WELLS FARGO BANK, N.A. Custodian

By:	/s/ Stacey M. Taylor
Name:	Stacey M. Taylor
Title:	Vice President

ATTACHMENT 1

ASSIGNED LOANS

[PROVIDED UPON REQUEST]

ATTACHMENT 2

MASTER MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT, AMENDMENT NUMBER ONE, AMENDMENT NUMBER TWO AND AMENDMENT NUMBER THREE

MASTER MORTGAGE LOAN PURCHASE
AND INTERIM SERVICING AGREEMENT

FREMONT INVESTMENT & LOAN
Seller and Interim Servicer

DB STRUCTURED PRODUCTS, INC.
Initial Purchaser

Dated as of May 1, 2004

Fixed and Adjustable Rate Mortgage Loans
First and Second Liens

TABLE OF CONTENTS

SECTION 1. Definitions

SECTION 2. Agreement to Purchase

SECTION 3. Mortgage Loan Schedules

SECTION 4. Purchase Price

SECTION 5. Examination of Mortgage Files

SECTION 6. Conveyance from Seller to Initial Purchaser

SECTION 7. Representations, Warranties and Covenants of the Seller; Remedies for Breach

SECTION 8. Closing

SECTION 9. Closing Documents

SECTION 10. Costs

SECTION 11. Seller’s Servicing Obligations

SECTION 12. Removal of Mortgage Loans from Inclusion under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates

SECTION 13. The Seller

SECTION 14. DEFAULT

SECTION 15. Termination

SECTION 16. Successor to the Seller

SECTION 17. Financial Statements

SECTION 18. Mandatory Delivery: Grant of Security Interest

SECTION 19. Notices

SECTION 20. Severability Clause

SECTION 21. Counterparts

SECTION 22. Governing Law

SECTION 23. Intention of the Parties

SECTION 24. Successors and Assigns

SECTION 25. Reserved

SECTION 26. Waivers

SECTION 27. Exhibits

SECTION 28. Nonsolicitation

SECTION 29. General Interpretive Principles

SECTION 30. Reproduction of Documents

SECTION 31. Further Agreements

EXHIBITS

EXHIBIT 1	FORM OF SELLER’S OFFICER’S CERTIFICATE
EXHIBIT 2	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT 4	FORM OF ASSIGNMENT AND CONVEYANCE
EXHIBIT 5	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 7	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 8	SERVICING ADDENDUM
EXHIBIT 9	FORM OF COMMITMENT LETTER
EXHIBIT 10	MORTGAGE LOAN DOCUMENTS
EXHIBIT 11	FORM OF MONTHLY SERVICER’S REPORT
EXHIBIT 12	RESERVED
EXHIBIT 13	RESERVED

SCHEDULE I	MORTGAGE LOAN SCHEDULE

MASTER MORTGAGE LOAN PURCHASE
AND SERVICING AGREEMENT

This is an MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of May 1, 2004, by and between DB Structured Products, Inc., having an office at 60 Wall Street, New York, New York 10005 (the “Initial Purchaser”, and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”) and Fremont Investment & Loan, having an office at 175 N. Riverview Drive, Anaheim, California 92808 (the “Seller”).

W I T N E S E T H :

WHEREAS, the Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first and second lien mortgage loans, (the “Mortgage Loans”) as described herein on a servicing released basis, and which shall be delivered in groups of whole loans or participation interests therein, as applicable, on various dates as provided in the related Commitment Letter (each, a “Closing Date”);

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package, which is to be annexed hereto on each Closing Date as Schedule I;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1. Definitions.  For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the related Mortgage Note.

Agreement: This Master Mortgage Loan Purchase and Interim Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of prudent lenders in the secondary market, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of prudent lenders in the secondary market.

Assignment and Conveyance: An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit 4.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Balloon Loan: A Mortgage Loan identified on the Mortgage Loan Schedule as a balloon mortgage loan.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of California or the State of New York are authorized or obligated by law or executive order to be closed.

Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

Closing Date: The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Closing Documents: With respect to any Closing Date, the documents required pursuant to Section 9.

Code: The Internal Revenue Code of 1986, or any successor statute thereto.

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the original principal balance of the Mortgage Loan, plus (b) the unpaid principal balance of any subordinate mortgage loan or loans secured by the Mortgaged Property, and the denominator of which is the Appraised Value of the related Mortgaged Property.

Commitment Letter: With respect to any Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit 9 (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Commitment Letter may relate to more than one Mortgage Loan Package to be purchased on one or more Closing Dates hereunder.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Convertible Mortgage Loan: A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

Credit Score: The credit score of the Mortgagor provided by Fair, Isaac & Company, Inc. or such other organization providing credit scores at the time of the origination of a Mortgage Loan. If two credit scores are obtained, the Credit Score shall be the lower of the two credit scores. If three credit scores are obtained, the Credit Score shall be the middle of the three credit scores.

Custodial Account: The separate accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled “Fremont Investment & Loan, as servicer, in trust for DB Structured Products, Inc.”, and established at Fremont Investment & Loan or another financial institution acceptable to the Purchaser.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date: The first day of the month in which the related Closing Date occurs or as otherwise set forth in the related Commitment Letter.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

Determination Date: With respect to each Distribution Date, the eighth (8th) day of the calendar month in which such Distribution Date occurs or, if such eighth (8th) day is not a Business Day, the Business Day immediately preceding such eighth (8th) day.

Distribution Date: The tenth (10th) day of each month, commencing, for any Mortgage Loan Package on the tenth day of the month next following the month in which the related Cut-off Date occurs, or if such tenth (10th) day is not a Business Day, the first Business Day immediately following such tenth (10th) day.

Due Date: With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account: Either (i) an account or accounts maintained with Fremont Investment & Loan or another federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company of which) are rated A-1 by S&P or Prime-1 by Moody’s (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

Escrow Account: The separate trust accounts created and maintained pursuant to this Agreement which shall be entitled “Fremont Investment & Loan, as servicer, in trust for DB Structured Products, Inc. and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans”, and established at Fremont Investment & Loan or another financial institution acceptable to the Purchaser.

Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

Event of Default: Any one of the events enumerated in Subsection 14.01.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the Mortgaged Property.

Fixed Rate Mortgage Loan: A Mortgage Loan with respect to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

FNMA: Fannie Mae or any successor thereto.

Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Initial Closing Date: The Closing Date on which the Initial Purchaser purchases and the Seller sells the first Mortgage Loan Package hereunder.

Initial Purchaser: DB Structured Products, Inc., or any successor.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Servicing Period: With respect to any Mortgage Loan, the period commencing on the related Closing Date and, except as provided herein, ending on the earlier of (a) the ninetieth day after such Closing Date (or if such day is not a Business Day, the first Business Day immediately following such day) or (b) the Due Date of the third Monthly Payment due on such Mortgage Loan following the related Closing Date. The Interim Servicing Period shall continue for additional thirty (30) day periods following the expiration of the prior period upon mutual agreement of the Seller and the Purchaser.

Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan, to the Appraised Value of the Mortgaged Property.

Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance: The aggregate of the advances made by the Seller on any Distribution Date pursuant to Subsection 11.30 of the Servicing Addendum.

Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement or the related Commitment Letter.

Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

Mortgage Loan: Each first or second lien, residential mortgage loan, sold, assigned and transferred to the Purchaser pursuant to this Agreement and the related Commitment Letter and identified on the Mortgage Loan Schedule annexed to this Agreement on the related Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed in Exhibit 10 hereto pertaining to any Mortgage Loan.

Mortgage Loan Package: The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Custodian and the Purchaser at least three (3) Business Days prior to the related Closing Date and attached to this Agreement as Schedule I on the related Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be annexed hereto as Schedule I (or a supplement thereto) on each Closing Date for the Mortgage Loan Package delivered on such Closing Date in both hard copy and electronic form, such schedule setting forth the following information with respect to each Mortgage Loan in the Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property was owner-occupied at origination; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination; (13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the original principal amount of the Mortgage Loan; (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (22) the Mortgage Interest Rate at origination; (23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date; (25) with respect to each Adjustable Rate Mortgage Loan, the Index; (26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (28) a code indicating the documentation style (i.e., full, easy or stated); (29) [reserved]; (30) the Appraised Value of the Mortgaged Property; (31) the sale price of the Mortgaged Property, if applicable; (32) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the type of such Prepayment Charge; (33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.); (34) the Mortgagor’s debt to income ratio at origination; (35) the Mortgage Loan’s payment history; (36) a code indicating the credit score of the Mortgagor at the time of origination of the Mortgage Loan; (37) a code indicating whether the Mortgaged Property is subject to a First Lien or a Second Lien; (38) the Mortgagor’s prior mortgage history with respect to any mortgage loan previously originated by the Seller; (39) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN, and (40) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan. With respect to the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. Schedule I hereto shall be supplemented as of each Closing Date to reflect the addition of the Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Mortgage Note: The original executed note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

Mortgaged Property: The Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of a fee simple interest in a single parcel of real property improved by a Residential Dwelling.

Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successor’s in title to the Mortgaged Property.

Net Mortgage Interest Rate: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Seller, will not, or, in the case of a proposed Monthly Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date as provided in Section 4.

Qualified Substitute Mortgage Loan: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Net Mortgage Interest Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than one month (and not less than one month) than that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) [reserved], (viii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement and (ix) be the same type of mortgage loan (i.e. fixed or adjustable rate with the same Gross Margin and Index as the Deleted Mortgage Loan). In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be. In addition, the substitution of more than one Mortgage Loan pursuant to the previous sentence shall be subject to the Purchaser’s approval in its sole discretion.

Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are not in excess of the existing first mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively to satisfy the then existing first mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 12.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

Record Date: With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “[Seller], in trust for the Purchaser, as of [date of acquisition of title], Fixed and Adjustable Rate Mortgage Loans”.

REO Disposition: The final sale by the Seller of any REO Property.

REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

Repurchase Price: Except as otherwise set forth in the related Commitment Letter, with respect to any Mortgage Loan, (1) a price equal to (A) during the first twelve months following the related Closing Date (i) the Purchase Price percentage used to calculate the Purchase Price, as stated in the related Commitment Letter, times the Stated Principal Balance of the Mortgage Loan so repurchased plus (ii) accrued interest thereon to the last day of the month that such repurchase occurs, and (B) thereafter (i) the Stated Principal Balance of the Mortgage Loan so repurchased, plus (ii) accrued interest thereon to the last day of the month such repurchase occurs or (2) such other amount set forth in the related Commitment Letter.

Residential Dwelling: Any one of the following: (i) a one-family dwelling, (ii) a two- to four family dwelling, (iii) a one-family dwelling unit in a condominium project, or (iv) a one-family dwelling in a planned unit development, none of which is manufactured housing, a co-operative, commercial property or mixed use property.

Second Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Servicing Addendum: The terms and conditions attached hereto as Exhibit 8 which will govern the servicing of the Mortgage Loans by the Seller during the Interim Servicing Period.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual servicing fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Seller, or as otherwise provided under Section 11.05. If the Interim Servicing Period includes any partial month, the Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month.

Servicing Fee Rate: The per annum rate set forth in the related Commitment Letter at which the Servicing Fee accrues.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

S&P: Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

Stated Principal Balance: As to each Mortgage Loan as of any date of determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

Tax Service Contract: A transferable contract maintained for the Mortgaged Property with a tax service provider for the purpose of obtaining current information from local taxing authorities relating to such Mortgaged Property.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

SECTION 2. Agreement to Purchase.  The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Commitment Letter, or in such other amount as agreed to by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3. Mortgage Loan Schedules. The Seller shall deliver the Mortgage Loan Schedule for a Mortgage Loan Package to be purchased on a particular Closing Date to the Purchaser at least three (3) Business Days prior to the related Closing Date or as otherwise set forth in the related Commitment Letter.

SECTION 4. Purchase Price. The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Closing Date. If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.

The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the related Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first related Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the related Cut-off Date shall belong to the Purchaser.

SECTION 5. Examination of Mortgage Files. In addition to the rights granted to the Initial Purchaser under the related Commitment Letter to underwrite the Mortgage Loans and review the Mortgage Files prior to the related Closing Date, the Seller shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased on such Closing Date, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Initial Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the terms of the related Commitment Letter or the Seller’s underwriting standards, such Mortgage Loans may, at the Initial Purchaser’s option, be rejected for purchase by the Initial Purchaser. If not purchased by the Initial Purchaser, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or part of any Mortgage Loan Package without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Initial Purchaser’s (or any of its successors’) rights to demand repurchase pursuant to Section 7.03 or other relief or remedy provided for in this Agreement.

SECTION 6. Conveyance from Seller to Initial Purchaser.

Subsection 6.01. Conveyance of Mortgage Loans; Possession of Servicing Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Initial Purchaser an Assignment and Conveyance with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit 4. The Servicing File retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03 or 7.04.

In addition, in connection with the assignment of any MERS Mortgage Loans, the Seller agrees that it will cause, at its own expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement prior to the related Servicing Transfer Date) in such computer files the information required by the MERS System to identify the Purchaser of such Mortgage Loans.

Subsection 6.02. Books and Records.

Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Seller, the Purchaser, the Custodian or one or more designees of the Purchaser, as the Purchaser shall designate. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

Subsection 6.03. Delivery of Mortgage Loan Documents.

The Seller shall from time to time in connection with each Closing Date, at least five (5) Business Days prior to such Closing Date, deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement with respect to substantially all of the Mortgage Loans to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule delivered with such Mortgage Loan Documents; provided that all of the remaining Mortgage Loan Documents shall be delivered within three (3) Business prior to such Closing Date.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Trust Receipt and Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Seller shall be responsible for maintaining the Custodial Agreement during the Interim Servicing Period. The fees and expenses of the Custodian shall be paid by the Purchaser and the Seller as set forth in the related Commitment Letter.

The Seller shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

SECTION 7. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 7.01. Representations and Warranties Respecting the Seller.

(a) The Seller represents, warrants and covenants to the Purchaser as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein or in the applicable Assignment and Conveyance:

(i) The Seller is a state chartered industrial bank duly organized, validly existing and in good standing under the laws of the state of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. No licenses or approvals obtained by the Seller necessary to ensure the enforceability of the Mortgage Loans have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller’s articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

(iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi) The Mortgage Loan Documents and any other documents required to be delivered with respect to each Mortgage Loan pursuant to this Agreement have been delivered to the Custodian, all in compliance with the specific requirements of this Agreement;

(vii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(viii) There are no actions or proceedings against, or to the Seller’s knowledge investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

(x) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions;

(xi) No written statement, report or other disclosure document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

(xii) The consideration received by the Seller upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans;

(xiii) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors; and

(xiv) The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

Subsection 7.02. Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i) The information set forth in the related Mortgage Loan Schedule and the Mortgage Loan data delivered to the Purchaser and the Custodian is complete, true and correct;

(ii) The Mortgage Loan is in compliance with all requirements set forth in the related Commitment Letter, and the characteristics of the related Mortgage Loan Package as set forth in the related Commitment Letter are true and correct;

(iii) Unless otherwise set forth in the related Commitment Letter, all payments required to be made up to the close of business on the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage. No payment under the Mortgage Loan has been more than one (1) calendar month delinquent more than one time since origination;

(iv) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

(v) The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is improved by a Residential Dwelling;

(vi) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the related Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(vii) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and/or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, subject to bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally;

(viii) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable in the secondary mortgage market against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Servicing Addendum. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy is generally accepted in the secondary mortgage market. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(ix) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, disclosure laws, or all applicable predatory and abusive lending laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws, and the Seller shall maintain in its possession, available for the inspection of the Purchaser or its designee, and shall deliver to the Purchaser or its designee, upon two Business Days’ request, evidence of compliance with such requirements;

(x) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(xi) The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(xii) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally;

(xiii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

(xiv) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(xv) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage. The Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over such Seller, subject to no interest or participation of, or agreement with, any party, to transfer and sell the Mortgage Loan to the Purchaser pursuant to this Agreement free and clear of any encumbrance or right of others, equity, lien, pledge, charge, mortgage, claim, participation interest or security interest of any nature (collectively, a “Lien”); and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred and sold all of its right, title and interest in and to each Mortgage Loan and the Purchaser will hold good, marketable and indefeasible title to, and be the owner of, each Mortgage Loan subject to no Lien other than any Lien arising from the Purchaser’s ownership of the Mortgage Loan;

(xvi) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A) organized under the laws of the state of its formation, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage Loan were in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located except where the failure to be so licensed and qualified would not have a material adverse effect on the Mortgage Loan or were not required to be licensed in such state;

(xvii) The Mortgage Loan is covered by an American Land Title Association (“ALTA”) ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) generally acceptable in the secondary mortgage market, issued by a title insurer generally acceptable in the secondary mortgage market and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (x)(a) and (b) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xviii) Except as set forth in Section 7.02(iii) above with respect to any payment delinquency, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(xix) As of the origination of the Mortgage Loan, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage that are not covered by the applicable title insurance policy;

(xx) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

(xxi) The Mortgage Loan was originated by the Seller, a broker or correspondent lender of the Seller licensed in accordance with all applicable laws, rules and regulations of their applicable state licensing agency or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

(xxii) Except with respect to interest-only Mortgage Loans, principal payments on the Mortgage Loan shall commence (with respect to any newly originated Mortgage Loans) or commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, other than interest-only Mortgage Loans, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate and (C) in the case of a Balloon Loan, are based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate. The Index for each Adjustable Rate Mortgage Loan is as defined in the related Commitment Letter and the Mortgage Loan Schedule. With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a Convertible Mortgage Loan;

(xxiii) The origination and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Schedule)), if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

(xxiv) The Mortgaged Property is free of damage and waste and there is no proceeding pending or to the best of the Seller’s knowledge threatened for the total or partial condemnation thereof;

(xxv) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Relief Act;

(xxvi) The Mortgage Loan was underwritten in accordance with the underwriting standards of the Seller in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms generally acceptable in the secondary mortgage market;

(xxvii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (x) above;

(xxviii) The Mortgage File contains an appraisal of the related Mortgaged Property which was on appraisal form 1004 or form 2055 with an interior inspection was made and signed, prior to the funding of the Mortgage Loan, by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of prudent lenders in the secondary market. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxix) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxx) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxxi) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans, and adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

(xxxii) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xxxiii)  [reserved];

(xxxiv)  [reserved];

(xxxv) As of the date of origination, the related Mortgaged Property was lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities. As of the date of origination, no improvement located on or being part of any Mortgaged Property was in violation of any applicable zoning law or regulation;

(xxxvi) No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person involved in the origination of the Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party in the application of any insurance in relation to such Mortgage Loan;

(xxxvii) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller. The Assignment of Mortgage, if required, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxviii) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to prudent lenders in the secondary market. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxix) [reserved];

(xl) Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code. With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Charge. The Seller does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

(xli) The down payment with respect to each Mortgage Loan has been fully verified by the Seller, pursuant to Seller’s underwriting guidelines;

(xlii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xliii) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xliv) The Seller shall, at its own expense, cause each first lien Mortgage Loan to be covered by a “life of loan” Tax Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

(xlv) Each first lien Mortgage Loan is covered by a “life of loan” Flood Zone Service Contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee or, for each first lien Mortgage Loan not covered by such Flood Zone Service Contract, the Seller agrees to purchase such Flood Zone Service Contract;

(xlvi) None of the Adjustable Rate Mortgage Loans include an option to convert to a Fixed Rate Mortgage Loan;

(xlvii) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated by the Seller that conform with the requirements of the related Commitment Letter;

(xlviii) Except as set forth on the data tape, the related Mortgage Loan Schedule with respect to any Mortgage Loan Package and the related Commitment Letter, the Loan-to-Value Ratio of any Mortgage Loan at origination was not more than 100%, and the CLTV of any Mortgage Loan at origination was not more than 100%;

(xlix) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(l) No Mortgage Loan is (a) subject to, covered by or in violation of the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost”, “covered” (except with respect to purchase money “covered loans” under the New Jersey Home Ownership Security Act of 2002), “abusive”, “predatory”, “home loan”, “Oklahoma Section 10” or “high risk” mortgage loan (or a similarly designated loan using different terminology) under any federal, state or local law, including without limitation, the provisions of the Georgia Fair Lending Act, New York Banking Law, Section 6-1, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361, the Arkansas Home Loan Protection Act, effective as of June 14, 2003, Kentucky State Statute KRS 360.100, effective as of June 25, 2003, the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”), the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§ 58-21A-1 et seq.), the Illinois High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.), the Oklahoma Home Ownership and Equity Protection Act, Nevada Assembly Bill No. 284, effective as of Oct. 1, 2003, the Minnesota Residential Mortgage Originator and Servicer Licensing Act (MN Stat. §58.137), the South Carolina High-Cost and Consumer Home Loans Act, effective January 1, 2004, or any other statute or regulation providing assignee liability to holders of such mortgage loans, or (c) subject to or in violation of any such or comparable federal, state or local statutes or regulations;

(li) Each Mortgage Loan has a valid and original Credit Score of not less than 500, except as set forth on the data tape, the related Mortgage Loan Schedule with respect to any Mortgage Loan Package and the related Commitment Letter;

(lii) No Mortgage Loan had an original term to maturity of more than thirty (30) years;

(liii) As of the date of origination, no Mortgagor is the obligor on more than two Mortgage Notes with respect to one Mortgaged Property;

(liv) At origination each Mortgagor had a debt-to-income ratio of less than or equal to 60%;

(lv) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(lvi) With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not provide for negative amortization, (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File and (iii) the Seller has not received a notice of default of a senior lien on the related Mortgaged Property which has not been cured. Each Mortgage Loan which is a Second Lien Mortgage Loan was originated at the same time or otherwise in connection with the related First Lien Mortgage Loan;

(lvii) No Mortgage Loan originated prior to October 1, 2002 has a Prepayment Charge longer than five years after its origination; and no Mortgage Loan originated after October 1, 2002 has a Prepayment Charge longer than three years after its origination;

(lviii) As of the origination of the Mortgage Loan, the Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) and each Prepayment Charge was originated in compliance with all applicable federal, state and local laws;

(lix) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan, and no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(lx) No Mortgage Loan originated on or after October 1, 2002 and prior to March 7, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(lxi) The Seller has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(lxii) [reserved];

(lxiii) No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan;

(lxiv) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT ACT of 2001 (collectively, the “Anti-Money Laundering Laws”). The Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(lxv) Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, taking into account credit history, debt to income ratio and loan requirements of such Mortgagor;

(lxvi) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxvii) All points, fees and charges, including finance charges (whether or not assessed, collected or to be collected), related to each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation;

(lxviii) The interest-only period with respect to any interest only Mortgage Loan and following the expiration of such interest only period the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance of the Mortgage Loan over the remaining term of the Mortgage Loan;

(lxix) If the Mortgage Loan provides that the interest rate of the related Mortgage Loan may be adjusted, all of the terms of the related Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance have been made in accordance with the terms of the related Mortgage Note and applicable law and are enforceable and such adjustments will not affect the priority of the Mortgage lien;

(lxx)  With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Charge upon a Principal Prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Charge in exchange for a monetary benefit, including but not limited to a Mortgage Interest Rate or fee reduction, (ii) the Seller had available programs that offered the option of obtaining a Mortgage Loan that did not require payment of a Prepayment Charge and prior to the Mortgage Loans origination, the Mortgage Loan was available to the Mortgagor with and without the Prepayment Charge, (iii) the Prepayment Charge is disclosed to the Mortgagor in the Mortgage Loan Documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Seller, as long as it is servicing the Mortgage Loans, shall not impose such Prepayment Charge in any instance when the Mortgage debt is accelerated as the result of the Mortgagor’s default in making the Monthly Payments;

(lxxi) No Mortgage Loan is a “manufactured housing loan” pursuant to the NJ Act, and one hundred percent of the amount financed of any purchase money Second Lien Mortgage Loan subject to the NJ Act was used for the purchase of the related Mortgaged Property;

(lxxii) With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the related Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded; and

(lxxiii) With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

Subsection 7.03. Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. The Seller may, at the request of the Purchaser and assuming that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that such substitution shall be effected not later than 120 days after notice to the Seller of such breach. If the Seller has no Qualified Substitute Mortgage Loan, the Seller shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished (i) by wire transfer of immediately available funds on the repurchase date to an account designated by the Initial Purchaser or (ii) as otherwise set forth in the related Commitment Letter. Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Sections 7.02(l), (lvii), (lix), (lx), (lxi) or (lxxi) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser therein.

If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller as the beneficial holder of such Mortgage Loan.

At the time of repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by the Custodial Agreement, with the Mortgage Note endorsed as required therein. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. The Seller shall give written notice to the Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Seller in the month of substitution pursuant to the Servicing Addendum. Accordingly, on the date of such substitution, the Seller, as applicable, will deposit from its own funds into the Custodial Account an amount equal to such amount.

In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

Subsection 7.04. Repurchase of Certain Mortgage Loans; Premium Recapture.

Except as otherwise set forth in the related Commitment Letter, in the event that any Mortgage Loans prepay-in-full within twelve (12) months of the related Closing Date, the Seller shall remit to the Purchaser an amount (not less than zero) equal to the excess, if any, of (i) the product of (A) the excess of the related Purchase Price percentage over 100% and (B) the Stated Principal Balance of such prepaid Mortgage Loan as of the related Closing Date over (ii) the amount of any Prepayment Charges contractually due with respect to such Mortgage Loan; provided, however, the Seller shall have no obligation to remit to the Purchaser the amount of any premium with respect to any Mortgage Loan following a Whole Loan Transfer or Pass-Through Transfer. Except as otherwise set forth in the related Commitment Letter, in the event that any Mortgage Loan fails to make the first scheduled Monthly Payment due following the related Closing Date to Purchaser within the calendar month such payment is due, Seller shall repurchase such Mortgage Loan at the Repurchase Price provided, however, in the event that the Purchaser transfers servicing of the related Mortgage Loan prior to the expiration of the Interim Servicing Period, the Seller shall not be required to repurchase such Mortgage Loan with a first or second payment default as set forth herein if the Seller is not servicing such Mortgage Loan during such default.

Subsection 7.05. Representations and Warranties Respecting the Initial Purchaser.

The Initial Purchaser represents, warrants and covenants to the Seller as of the Initial Closing Date and each subsequent Closing Date or as of such date specifically provided herein:

(i) The Initial Purchaser is a Delaware corporation. No licenses or approvals obtained by the Initial Purchaser have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii) The Initial Purchaser has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Initial Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the Initial Purchaser, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(iii) The execution and delivery of this Agreement by the Initial Purchaser and the performance of and compliance with the terms of this Agreement will not violate the Initial Purchaser’s articles of incorporation or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Initial Purchaser is a party or which may be applicable to the Initial Purchaser or its assets;

(iv) The Initial Purchaser is not in violation of, and the execution and delivery of this Agreement by the Initial Purchaser and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Initial Purchaser or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Initial Purchaser or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) The Initial Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vi) There are no actions or proceedings against, or investigations of, the Initial Purchaser before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Initial Purchaser of its obligations under, or the validity or enforceability of, this Agreement;

(vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Initial Purchaser of, or compliance by the Initial Purchaser with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date; and

(viii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Initial Purchaser.

SECTION 8. Closing. The closing for each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the closing shall be either by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(a)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with reasonable notice to the Seller or the passage of time, would constitute a default under this Agreement;

(b)
the Initial Purchaser shall have received, or the Initial Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(c)	the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

(d)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 9. Closing Documents.

(a) On or before the Initial Closing Date, the Seller shall submit to the Initial Purchaser fully executed originals of the following documents:

1.	this Agreement, in four counterparts;

2.	a Custodial Account Letter Agreement in the form attached as Exhibit 6 hereto;

3.	as Escrow Account Letter Agreement in the form attached as Exhibit 7 hereto;

4.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

5.	an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto; and

6.	the Seller’s underwriting guidelines for each of the Seller’s origination programs.

(b) The Closing Documents for the Mortgage Loans to be purchased on each Closing Date shall consist of fully executed originals of the following documents:

1.	the related Commitment Letter;

2.	the related Mortgage Loan Schedule, one copy to be attached hereto and one copy to be attached to the Custodian’s counterpart of the Custodial Agreement, as the Mortgage Loan Schedule thereto;

3.	a Custodian’s trust receipt and initial certification, as required under the Custodial Agreement, in a form acceptable to the Initial Purchaser;

4.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments thereto;

5.	if requested by the Initial Purchaser, an Opinion of Counsel to the Seller, in the form of Exhibit 2 hereto;

6.
a Security Release Certification, in the form of Exhibit 3 hereto executed by any Person, as requested by the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of such Person;

7.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

8.	an Assignment and Conveyance in the form of Exhibit 4 hereto.

SECTION 10. Costs.  The Purchaser shall pay any commissions due its salesmen, due diligence costs and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller’s attorney’s fees, shall be paid by the Seller.

SECTION 11. Seller’s Servicing Obligations. The Seller, as independent contract servicer, shall service and administer the Mortgage Loans the Seller sold to the Purchaser on the related Closing Date during the Interim Servicing Period in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, which Servicing Addendum is incorporated herein by reference.

SECTION 12. Removal of Mortgage Loans from Inclusion under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates. The Seller and the Initial Purchaser agree that with respect to some or all of the Mortgage Loans, the Initial Purchaser may effect either:

(1)	one or more Whole Loan Transfers; and/or

(2)	one or more Pass-Through Transfers.

provided, however, that with respect to any Mortgage Loan Package, the Initial Purchaser agrees that it shall not effect more than three (3) Whole Loan Transfers or Pass Through Transfers (or such other amount as is set forth in the related Commitment Letter)

With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Initial Purchaser, the Seller agrees:

(1)
to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of the Mortgage Loan Documents and other related documents, and with respect to interim servicing requirements reasonably requested by the rating agencies and credit enhancers;

(2)
to execute all Reconstitution Agreements provided that such Reconstitution Agreements will not contain any greater obligations of the Seller or require any additional representations and warranties other than those contained in this Agreement (unless otherwise agreed to between the Seller and the Purchaser) and that each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein ;

(3)
with respect to any Whole Loan Transfer or Pass-Through Transfer that occurs within 12 months of the related Closing Date or such later period as specified in the related Commitment Letter, the Seller will restate (i) all the representations and warranties relating to the Mortgage Loans and the Seller directly to DBSP, the master servicer, any successor servicer or any purchasers of the Mortgage Loans from DBSP as of the servicing transfer date of the related Mortgage Loans and (ii) following the servicing transfer date of any Mortgage Loan, the representations and warranties relating to the Seller and the Mortgage Loans (other than servicing or delinquency status) directly to DBSP, the master servicer, any successor servicer or any purchasers of the Mortgage Loans from DBSP; provided, however, in either case, the representations and warranties may be modified as of the date of such Whole Loan Transfer or Pass-Through Transfer to the extent necessary to accurately reflect the pool statistics of the Mortgage Loans as of the date of such restatement and any events or circumstances existing subsequent to the related Closing Date(s);

(4)
with respect to any Whole Loan Transfer or Pass-Through Transfer that includes FNMA or FHLMC in any manner, the Seller shall make the following additional representations and warranties with respect to each Mortgage Loan as of the date of such Whole Loan Transfer or Pass-Through Transfer for which such representations and warranty is true and correct:

(i) The Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, the Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(ii) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of FNMA’s Selling Guide;

(iii) Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with FNMA’s anti-predatory lending requirements as set forth in the FNMA Selling Guide; and

(iv) No Mortgagor on any Mortgage Loan originated on or after July 1, 2004, agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

(5)
to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional related information as is otherwise reasonably requested by the Purchaser and which the Seller is capable of providing without unreasonable effort or expense, and to indemnify the Purchaser and its affiliates for material misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule;

(6)
to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 5 above as shall be reasonably requested by the Purchaser; and

(7)
to deliver to the Purchaser, and to any Person designated by the Purchaser, such corporate documents and Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Purchaser to be necessary in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, such Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Purchaser, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Interim Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 13. The Seller.

Subsection 13.01. Additional Indemnification by the Seller.

In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

Subsection 13.02. Merger or Consolidation of the Seller.

The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

Subsection 13.03. Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may result in its incurring any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which they may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, and the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller’s indemnification under Subsections 7.03 or 13.01.

Subsection 13.04. Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser and which shall be provided at the cost of the Seller. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 13.05. No Transfer of Servicing.

The Seller acknowledges that the Purchaser has acted in reliance upon the Seller’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

SECTION 14. DEFAULT.

Subsection 14.01. Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

(i)
any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(ii)
failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(iii)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv)
the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(v)
the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)	failure by the Seller to be in compliance with the licensing laws of any jurisdiction where a Mortgaged Property is located; or

(vii)	[Reserved]; or

(viii)
the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller, may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Seller as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 13.04) of the Seller hereunder, either (i) the successor Seller shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with the successor company either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor company or (y) in causing MERS to designate on the MERS System the successor company as the servicer of such Mortgage Loan.

Subsection 14.02. Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 15. Termination. The respective obligations and responsibilities of the Seller, as servicer, shall terminate at the expiration of the Interim Servicing Period unless terminated on an earlier date at the option of the Purchaser or pursuant to Section 14. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller’s sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the related Custodial Account (net of amounts owed to the Seller hereunder as set forth in Subsection 11.30(c)) or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 16. Successor to the Seller.  Prior to termination of the Seller’s responsibilities and duties under this Agreement pursuant to Section 12, 14 or 15, the Purchaser shall (i) succeed to and assume all of the Seller’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the reasonable compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller’s duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement provided, however, that such successor shall not assume, and the Seller shall indemnify such successor for, any and all liabilities arising out of the Seller’s acts as servicer. Any termination of the Seller as servicer that constitute gross negligence or willful misconduct pursuant to Section 12, 14 or 15 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation or remedies with respect to such claims.

The Seller shall timely deliver to the successor the funds in the related Custodial Account (net of amounts owed to the Seller hereunder as set forth in Subsection 11.30(c)), REO Account and the related Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

SECTION 17. Financial Statements.  The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller’s financial statements for the most recently completed three fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others; provided, however, nothing herein shall require the Seller to disclose the parties for which the Seller is servicing mortgage loans.

The Seller also agrees to allow access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

SECTION 18. Mandatory Delivery: Grant of Security Interest.  The sale and delivery of each Mortgage Loan on or before the related Closing Date is mandatory from and after the date of the execution of the related Commitment Letter. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 19. Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)    if to the Purchaser:

DB Structured Products, Inc.
60 Wall Street
New York, New York 10005
Attn: Michael Commaroto

(ii)    if to the Seller:

Fremont Investment & Loan
175 N. Riverview Drive
Anaheim, California 92808
Attn: Steve Patton

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20. Severability Clause.  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22. Governing Law. The Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

SECTION 23. Intention of the Parties. It is the intention of the parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review. In the event, for any reason, any transaction contemplated herein is construed by any court or regulatory authority as a borrowing rather than as a sale, the Seller and the Purchaser intend that the Purchaser or its assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the servicing rights appurtenant to the Mortgage Loans, the Custodial Account and the proceeds of any and all of the foregoing (collectively, the “Collateral”), free and clear of adverse claims. In such case, the Seller shall be deemed to have hereby granted to the Purchaser or its assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, the related Commitment Letter and this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Purchaser or its assignee, as the case may be, and the Purchaser or its assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

SECTION 24. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. In the event that this Agreement is assigned to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred, the rights and benefits under this agreement which inure to the Purchaser shall inure to the benefit of both the Person to whom such Mortgage Loan is transferred and the Person to whom the servicing or master servicing of the Mortgage Loan has been transferred; provided that, the right to require a Mortgage Loan to be repurchased by the Seller pursuant to Subsection 7.03 or 7.04 shall be retained solely by the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser, which consent shall not be unreasonably withheld.

(a) Reserved.

SECTION 25. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27. Nonsolicitation. The Seller covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan.

SECTION 28. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 29. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 30. Further Agreements. The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

FREMONT INVESTMENT & LOAN (Seller)

By:
Name:
Title:

DB STRUCTURED PRODUCTS, INC. (Initial Purchaser)

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 1

FORM OF SELLER’S OFFICER’S CERTIFICATE

I, ________________________, hereby certify that I am the duly elected ______________ of [SELLER], a ______________ (the “Seller”), and further certify, on behalf of the Seller as follows:

1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof.

2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Master Mortgage Loan Purchase and Interim Servicing Agreement (the “Purchase Agreement”), dated as of May 1, 2004, by and between the Seller and DB Structured Products, Inc. (the “Purchaser”); (b) the Commitment Letter, dated _______ __, 200_, between the Seller and the Purchaser (the “Commitment Letter”); and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Commitment Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on ____________, 200_ (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5. Attached hereto as Attachment III is a Certificate of Good Standing of the Seller dated ____________, 200_. No event has occurred since ____________, 200_ which has affected the good standing of the Seller under the laws of the State of ___________.

6. Attached hereto as Attachment IV is a copy of each license of the Seller to originate and sell the Mortgage Loans. No such licenses have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.

7. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

8. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the related Closing Date pursuant to the Purchase Agreement and the related Commitment Letter.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:

	[Seal]	[SELLER]
(Seller)

By:
Name:
		Title:	Vice President

I, _______________________, Secretary of the Seller, hereby certify that _________________________ is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is genuine.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:

	[Seal]	[SELLER]
(Seller)

By:
Name:
		Title:	[Assistant] Secretary

EXHIBIT 2

FORM OF OPINION OF COUNSEL TO THE SELLER

______________________________
(Date)

DB Structured Products, Inc.
31 West 52nd Street
New York, New York 10019

Re:	Master Mortgage Loan Purchase and Servicing Agreement, dated as of May 1, 2004.

Gentlemen:

I have acted as counsel to [SELLER], a ___________ corporation (the “Seller”), in connection with the sale of certain mortgage loans by the Seller to DB Structured Products, Inc. (the “Purchaser”) pursuant to (i) an Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, by and between the Seller and the Purchaser (the “Purchase Agreement”), [and the Commitment Letter, dated __________ __, 200_, between the Seller and the Purchaser (the “Commitment Letter”)]. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:

A.	The Purchase Agreement;
B.	[The Commitment Letter;]
C.	The Seller’s Certificate of Incorporation and By-Laws, as amended to date; and
D.	Resolutions adopted by the board of directors of the Seller with specific reference to actions relating to the transactions covered by this opinion (the “Resolutions”).

For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Seller, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.

On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:

1. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of __________ with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Seller has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement [and the Commitment Letter] (sometimes collectively, the “Agreements”).

2. The Purchase Agreement [and the Commitment Letter] have been duly and validly authorized, executed and delivered by the Seller.

3. The Purchase Agreement [and the Commitment Letter] constitute valid, legal and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

4. No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Seller of the Purchase Agreement [and the Commitment Letter], or the consummation of the transactions contemplated by the Purchase Agreement [and the Commitment Letter], except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the servicing of the Mortgage Loans by the Seller as provided in the Purchase Agreement [and the Commitment Letter,] nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement [and the Commitment Letter] will result in a breach of any term or provision of the certificate of incorporation or by-laws of the Seller, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any indenture or other agreement or instrument known to me to which the Seller is a party or by which it is bound, (ii) any State of [Seller’s state of formation] or federal statute or regulation applicable to the Seller, or (iii) any order of any State of [Seller’s state of formation] or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, except in any such case where the default, breach or violation would not have a material adverse effect on the Seller or its ability to perform its obligations under the Purchase Agreement.

6. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Seller which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Seller to perform under the terms of the Purchase Agreement.

7. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as noteholder and mortgagee.

8. The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State of [Seller’s state of formation]. When endorsed, as provided in the [related custodial agreement], the Mortgage Notes will be duly endorsed under [Seller’s state of formation] law.

The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:

A. I have assumed that all parties to the Agreements other than the Seller have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

B. My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (1) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 18 of the Purchase Agreement.

C. I have assumed, without independent check or certification, that there are no agreements or understandings among the Seller, the Purchaser and any other party which would expand, modify or otherwise affect the terms of the documents described herein or the respective rights or obligations of the parties thereunder.

I am admitted to practice in the State of ___________, and I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of _________ and the Federal laws of the United States of America.

                    Very truly yours,

EXHIBIT 3

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

___________________________, hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Exhibit A attached hereto upon purchase thereof by DB Structured Products, Inc. from the Seller named below pursuant to that certain Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, as of the date and time of receipt by ______________________________ of $__________ for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Seller named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

II. Certification of Release

The Seller named below hereby certifies to DB Structured Products, Inc. that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to DB Structured Products, Inc., the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

FREMONT INVESTMENT & LOAN (Seller)

By:
Name:
Title:

EXHIBIT 4

ASSIGNMENT AND CONVEYANCE

On this _______ day of ________, 200_, FREMONT INVESTMENT & LOAN (the “Seller”), as Seller under that certain Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to DB Structured Products, Inc. as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule One, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered or shall deliver to the Custodian the Mortgage Loan Documents for each Mortgage Loan to be purchased and such other documents as set forth in the Custodial Agreement. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representations and warranties set forth in Subsections 7.01 and 7.02 of the Agreement are true and correct as of the date hereof, and that all statements made in the Seller’s Officer’s Certificate and all attachments thereto remain complete, true and correct in all respects as of the date hereof, and that the Mortgage Loan information set forth on Schedule Two attached hereto is true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

FREMONT INVESTMENT & LOAN (Seller)

By:
Name:
Title:

EXHIBIT 5

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Seller or delivered to the Custodian:

1.	Mortgage Loan Documents.

2.	Residential loan application.

3.	Mortgage Loan closing statement.

4.	Verification of employment and income, if required pursuant to the related Mortgage Loan’s origination program.

5.	Verification of acceptable evidence of source and amount of downpayment, if required pursuant to the related Mortgage Loan’s origination program.

6.	Credit report on Mortgagor.

7.	Residential appraisal report.

8.	Photograph of the Mortgaged Property.

9.	Survey of the Mortgaged Property.

10.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.	All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.	If available, termite report, structural engineer’s report, water potability and septic certification.

13.	Sales Contract, if applicable.

14.	Hazard insurance policy.

15.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

16.	Amortization schedule, if available.

17.	Payment history for Mortgage Loans that have been closed for more than 90 days.

EXHIBIT 6

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

________________________ __, 200__

To:

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “[SELLER] in trust for DB Structured Products, Inc..” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

FREMONT INVESTMENT & LOAN (Seller)

By:
Name:
Title:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository
By:
Name:
Title:
Date:

EXHIBIT 7

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

___________ __, 200__

To:

(the “Depository”)

As Seller under the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “[SELLER] in trust for DB Structured Products, Inc. and various Mortgagors, Fixed and Adjustable Rate Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

FREMONT INVESTMENT & LOAN (Seller)

By:
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository
By:
Name:
Title:
Date:

EXHIBIT 8

SERVICING ADDENDUM

Subsection 11.01 Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans that the Seller sells to the Purchaser hereunder in accordance with this Agreement during the Interim Servicing Period and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Seller may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Seller determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. If the Seller waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full due to any action or omission of the Seller, other than as provided above, the Seller shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser’s reliance on the Seller. In addition, ; the Seller will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Credit Information Company (three of the credit repositories), on a monthly basis.

Subsection 11.02 Collection of Mortgage Loan Payments.

Continuously from the related Closing Date until the expiration of the Interim Servicing Period, the Seller shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, in accordance with the servicing standard set forth in Subsection 11.01, the Seller shall ascertain and estimate annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Subsection 11.03 Realization Upon Defaulted Mortgage Loans.

(a) The Seller shall use its best reasonable efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Seller shall use its best reasonable efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more, the Seller shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller’s intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

(b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(v).

If the Seller determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Seller shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Seller, subject to the Seller’s right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(v).

(c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Seller for any related unreimbursed Servicing Advances or unreimbursed Monthly Advances, pursuant to Subsection 11.05(ii) or (vi), as applicable; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Seller pursuant to Subsection 11.05(iii).

Subsection 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts and the account shall not be held in any capacity that would create a debtor-creditor relationship between the Seller and the Purchaser. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6. At all times, the Purchaser shall be the sole beneficial owner of all funds in the Custodial Accounts. The Seller’s possession or control of any such funds shall be solely in the Seller’s capacity as collecting agent for the Purchaser.

The Seller shall deposit in the related Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

all payments on account of principal on the Mortgage Loans;

all payments on account of interest on the Mortgage Loans, including all Prepayment Charges;

all Liquidation Proceeds;

all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller’s normal servicing procedures, the loan documents or applicable law;

all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

any amounts required to be deposited by the Seller pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller’s own funds, without reimbursement therefor;

any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Subsection 11.13;

any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20;

all Monthly Advances; and

with respect to each Principal Prepayment, an amount (to be paid by the Seller out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Interest Rate, provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause (xi) exceed the aggregate amount of the Seller’s servicing compensation in the calendar month in which such deposits are required.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Subsection 11.21, need not be deposited by the Seller in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the related Custodial Account pursuant to Subsection 11.05(iii). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Pacific time on such Business Day, withdraw from the related Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds.

Subsection 11.05 Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the related Custodial Account for the following purposes:

to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

to reimburse itself for unreimbursed Servicing Advances, the Seller’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

to pay, or to reimburse the Seller for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

to reimburse itself for Monthly Advances, the Seller’s right to reimburse itself pursuant to this subclause (vi) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller’s right thereto shall be prior to the rights of Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a Nonrecoverable Monthly Advance; and

to clear and terminate the Custodial Account on the termination of this Agreement.

The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) - (vii) above. The Seller shall provide written notification in the form of an Officers’ Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (vii) above.

Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by an Escrow Account Letter Agreement in the form of Exhibit 7.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Seller shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Subsection 11.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the related Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the related Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Subsection 11.08 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the related Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

Subsection 11.09 Transfer of Accounts.

The Seller may transfer the related Custodial Account or the related Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Subsection 11.10 Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller’s normal servicing procedures, shall be deposited in the related Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the related Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of a prudent mortgage lender in the secondary market on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts obtained by prudent mortgage lenders in the secondary market. The Seller shall deliver to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days’ prior written notice to the Purchaser.

Subsection 11.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Seller from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any “income from non permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three years or such other period as may be permitted under Section 860G(a)(8) of the Code.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non interest bearing demand account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Seller or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit 6 hereto. An original of such letter agreement shall be furnished to any Purchaser upon request.

The Seller shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Seller. The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Seller shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Subsection 11.14.

Subsection 11.14 Distributions.

On each Distribution Date, the Seller shall distribute to the Purchaser (A)(i) all amounts credited to the related Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the related Custodial Account pursuant to Subsection 11.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Subsection 11.21; minus (B) (x) any amounts attributable to Principal Prepayments received after the last day of the Calendar month immediately preceding the related Distribution Date and (y) any amounts attributable to Monthly Prepayments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

All distributions made to the Purchaser on each Distribution Date will be made to the Purchaser of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Subsection 11.15 Remittance Reports.

No later than the fifth Business Day of each month, the Seller shall furnish to the Purchaser or its designee an electronic and a hard copy of the monthly data in the form of report attached hereto as Exhibit 11, which report shall include information with respect to one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off On the Business Day following each Determination Date, the Seller shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Seller and the Purchaser may agree from time to time) an electronic and a hard copy of the determination data with respect to the related Distribution Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Seller shall forward to the Purchaser by overnight mail a computer readable disk containing the information set forth in the remittance report with respect to the related Distribution Date.

Subsection 11.16 Statements to the Purchaser.

Not later than fifteen days after each Distribution Date, the Seller shall forward to the Purchaser or its designee a statement prepared by the Seller setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

In addition, not more than sixty days after the end of each calendar year, the Seller shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

Subsection 11.17 Real Estate Owned Reports.

Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Subsection 11.18 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Subsection 11.19 Assumption Agreements.

The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so. If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Seller is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of 1% of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Subsection 11.04.

Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Subsection 11.20 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a servicing officer of the Seller (a “Servicing Officer”), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser’s designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss they may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing of the Mortgage Loan, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Subsection 11.21 Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller’s Servicing Fee; provided, however, after the first day of the month in which the servicing transfer date of Mortgage Loans is to occur, the Seller shall not be entitled to a Servicing Fee with respect to such Mortgage Loans. Additional servicing compensation in the form of assumption fees, as provided in Subsection 11.19, and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Subsection 11.22 Notification of Adjustments.

On each Adjustment Date, the Seller shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Seller’s methods of implementing such interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Subsection 11.23 Statement as to Compliance.

The Seller will deliver to the Purchaser not later than 90 days following the end of each fiscal year of the Seller, which as of each Closing Date ends on the last day in December in each calendar year, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Subsection 11.24 Independent Public Accountants’ Servicing Report.

Not later than 90 days following the end of each fiscal year of the Seller, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

Subsection 11.25 Access to Certain Documentation.

The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

Subsection 11.26 Reports and Returns to be Filed by the Seller.

The Seller shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Subsection 11.27 Servicing Transfer.

At the end of the Interim Servicing Period, the Initial Purchaser, or its designee, shall assume all servicing responsibilities related to the Mortgage Loans and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. During the Interim Servicing Period, the Seller shall, at its cost and expense, take such steps as may be reasonably necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Initial Purchaser, or its designee. The Seller agrees to execute and deliver such instruments and take such actions as the Initial Purchaser, or its designee may, from time to time, reasonably request to carry out the servicing transfer.

Subsection 11.28 Superior Liens.

With respect to each Second Lien Mortgage Loan, the Seller shall, for the protection of the Purchaser’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption. The Seller shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Seller is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Seller shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such Servicing Advance is in the best interests of the Purchaser. The Seller shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Seller shall thereafter take such action as is necessary to recover the amount so advanced.

Subsection 11.29 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Seller shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Subsection 11.30 Monthly Advances by the Seller.

(a) Not later than the close of business on the Business Day preceding each Distribution Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, at the Mortgage Interest Rate net of the Servicing Fee, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

(b) The obligation of the Seller to make such Monthly Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith; provided that, notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Seller if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance. The determination by the Seller that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Purchaser.

(c) At the time of any servicing transfer (provided that the Seller is terminated without cause), the Seller shall be permitted to net any outstanding Monthly Advances and Servicing Advances from the proceeds in the Custodial Account to be remitted to the successor servicer in lieu of having such Monthly Advances reimbursed from a Final Recovery Determination. In the event that the Seller is terminated for cause, the Seller shall only be permitted to net any outstanding Monthly Advances and Servicing Advances from the proceeds in the Custodial Account to be remitted to the successor servicer in lieu of having such Monthly Advances reimbursed from a Final Recovery Determination if the Seller provides documentation satisfactory to the Purchaser indicating that such Monthly Advances and Servicing Advances were necessary and reasonable in servicing the Mortgage Loans.

EXHIBIT 9

FORM OF COMMITMENT LETTER

EXHIBIT 10

MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan set forth on a related Mortgage Loan Schedule, the Seller shall deliver and release to the Custodian the following documents:

1. the original Mortgage Note bearing all intervening endorsements necessary to show a complete chain of endorsements from the original payee to the Seller, endorsed in blank, “Pay to the order of _____________, without recourse”, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”;

If the Seller uses facsimile signatures to endorse Mortgage Notes, the Seller must provide in an Officer’s Certificate that the endorsement is valid and enforceable in the jurisdiction(s) in which the Mortgaged Properties are located and must retain in its corporate records the following specific documentation authorizing the use of facsimile signatures: (i) a resolution from its board of directors authorizing specific officers to use facsimile signatures; stating that facsimile signatures will be a valid and binding act on the Seller’s part; and authorizing the Seller’s corporate secretary to certify the validity of the resolution, the names of the officers authorized to execute documents by using facsimile signatures, and the authenticity of specimen forms of facsimile signatures; (ii) the corporate secretary’s certification of the authenticity and validity of the board of directors’ resolution; and (iii) a notarized “certification of facsimile signature,” which includes both the facsimile and the original signatures of the signing officer(s) and each officer’s certification that the facsimile is a true and correct copy of his or her original signature.

2. the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Mortgage shall be assigned, with assignee’s name left blank. If the Mortgage Loan was acquired by the last assignee in a merger, the Assignment of Mortgage must be made by “[name of last assignee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last assignee while doing business under another name, the Assignment of Mortgage must be by “[name of last assignee], formerly known as [previous name]”;

3. the original of any guarantee executed in connection with the Mortgage Note, if any;

4. the original Mortgage with evidence of recording thereon or, if the original Mortgage with evidence of recording thereon has not been returned by the public recording office where such Mortgage has been delivered for recordation or such Mortgage has been lost or such public recording office retains the original recorded Mortgage, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage stating that such Mortgage has been delivered to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

5. the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

6. the originals of all intervening assignments of mortgage with evidence of recording thereon evidencing a complete chain of ownership from the originator of the Mortgage Loan to the last assignee, or if any such intervening assignment of mortgage has not been returned from the applicable public recording office or has been lost or if such public recording office retains the original recorded intervening assignments of mortgage, a photocopy of such intervening assignment of mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the party delivering the Officer’s Certificate or by the Seller; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

7. if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign;

8. the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by FNMA and insuring the Purchaser and its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same;

9. the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any; and

10. for each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

EXHIBIT 11

FORM OF MONTHLY SERVICER’S REPORT

EXHIBIT 12

RESERVED

EXHIBIT 13

RESERVED

SCHEDULE 1

MORTGAGE LOAN SCHEDULE

AMENDMENT NUMBER ONE
to the Master Mortgage Loan Purchase and Interim Servicing Agreement
dated as of May 1, 2004
by and between
FREMONT INVESTMENT & LOAN
and
DB STRUCTURED PRODUCTS, INC.

This AMENDMENT NUMBER ONE is made this 29th day of September 2004, by and between FREMONT INVESTMENT & LOAN, having an address at 175 N. Riverview Drive, Anaheim, California 92808 (the “Seller”) and DB STRUCTURED PRODUCTS, INC. having an address at 60 Wall Street, New York, New York 10005 (the “Purchaser”), to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, by and between the Purchaser and the Seller (the “Agreement”).

RECITALS

WHEREAS, the Purchaser and the Seller desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and

WHEREAS, the Purchaser and the Seller each have agreed to execute and deliver this Amendment Number One on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment.

(a) Effective as of September 29, 2004, Section 1 of the Agreement is hereby modified by deleting the definition of “Determination Date” in its entirety and replacing it with the following:

“Determination Date: With respect to each Distribution Date (i) for any Principal Prepayment in full, the eighteenth (18th) day of the calendar month in which such Distribution Date occurs or, if such eighteenth (18th) day is not a Business Day, the Business Day immediately preceding such eighteenth (18th) day, and (ii) for any other amounts, the eighth (8th) day of the calendar month in which such Distribution Date occurs or, if such eighth (8th) day is not a Business Day, the Business Day immediately preceding such eighth (8th) day.”

(b) Effective as of September 29, 2004, Section 1 of the Agreement is hereby modified by deleting the definition of “Distribution Date” in its entirety and replacing it with the following:

“Distribution Date: With respect to (i) any Principal Prepayment in full, the twentieth (20th) day of each month, commencing, for any Mortgage Loan Package on the twentieth day of the month next following the month in which the related Cut-off Date occurs, or if such twentieth (20th) day is not a Business Day, the first Business Day immediately following such twentieth (20th) day, and (ii) all other amounts, the tenth (10th) day of each month, commencing, for any Mortgage Loan Package on the tenth day of the month next following the month in which the related Cut-off Date occurs, or if such tenth (10th) day is not a Business Day, the first Business Day immediately following such tenth (10th) day.”

(c) Effective as of September 29, 2004, Section 1 of the Agreement is hereby modified by deleting the definition of “Repurchase Price” in its entirety and replacing it with the following:

“Repurchase Price: Except as otherwise set forth in the related Commitment Letter, with respect to any Mortgage Loan, (1) a price equal to (A) during the first twelve months following the related Closing Date (i) the Purchase Price percentage used to calculate the Purchase Price, as stated in the related Commitment Letter, times the Stated Principal Balance of the Mortgage Loan so repurchased plus (ii) (a) with respect to any Mortgage Loan that is subject to a Pass-Through Transfer accrued interest thereon to the last day of the month that such repurchase occurs, or (b) with respect to any Mortgage Loan that is not subject to a Pass-Through Transfer accrued interest thereon to the day that such repurchase occurs, and (B) thereafter (i) the Stated Principal Balance of the Mortgage Loan so repurchased, plus (ii) accrued interest thereon to the last day of the month such repurchase occurs or (2) such other amount set forth in the related Commitment Letter.”

(d) Effective as of September 29, 2004, Section 1 of the Agreement is hereby modified by adding the following definitions:

“Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a voluntary Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the last day of such Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Interest Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.”

“Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a voluntary Principal Prepayment in full by or on behalf of the applicable Mortgagor during the portion of the related Prepayment Period occurring between the first day of such Prepayment Period and the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Interest Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.”

“Prepayment Period: With respect to any Distribution Date and, Principal Prepayments in full, the period commencing on the sixteenth (16th) day in the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the fifteenth (15th) day in the calendar month in which such Distribution Date occurs. With respect to any Distribution Date and Principal Prepayments in part, the calendar month prior to such Distribution Date.”

(e) Effective as of September 29, 2004, Section 7.04 of the Agreement is hereby modified by deleting the subpart in its entirety and replacing it with the following:

“Except as otherwise set forth in the related Commitment Letter, for Mortgage Loans that are prepaid in whole or in part in the first ninety (90) days after the related Closing Date, the Seller shall rebate the premium paid by the Purchaser according to the following formula: the premium rebate (the "Reimbursed Premium") shall be equal to (a) the total premium paid (Purchase Price less Scheduled Principal Balance as of the related Closing Date (such amount, the "Premium Paid")) minus (b) the amount of any prepayment charge or penalty payable with respect to such Mortgage Loan. Notice of any such obligation to pay a Reimbursed Premium must be delivered within one hundred twenty (120) days of the Closing Date; provided, however, the Seller shall have no obligation to remit to the Purchaser the amount of any premium with respect to any Mortgage Loan following a Whole Loan Transfer or Pass-Through Transfer. Except as otherwise set forth in the related Commitment Letter, in the event that any Mortgage Loan fails to make the first scheduled Monthly Payment due following the related Closing Date to Purchaser within the calendar month such payment is due, Seller shall repurchase such Mortgage Loan at the Repurchase Price provided, however, in the event that the Purchaser transfers servicing of the related Mortgage Loan prior to the expiration of the Interim Servicing Period, and the Purchaser does not provide notice to the Seller within ninety (90) days of Purchaser’s receipt of notice of such default, the Seller shall not be required to repurchase such Mortgage Loan with a first payment default as set forth herein if the Seller is not servicing such Mortgage Loan during such default.”

(f) Effective as of September 29, 2004, Section 12 subpart (4)(iv) of the Agreement is hereby modified by deleting the subpart in its entirety and replacing it with the following:

“(iv) No Mortgagor on any Mortgage Loan agreed to submit to arbitration on loans originated after August 1, 2004 to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.”

(g) Effective as of September 29, 2004, Section 11.04 subpart (xi) of the Agreement is hereby modified by deleting the subpart in its entirety and replacing it with the following:

“(xi) with respect to each Principal Prepayment in full, the Prepayment Interest Shortfall; provided, however, that in no event shall the aggregate of deposits made by the Seller pursuant to this clause exceed the aggregate amount of the Seller’s servicing compensation in the month in which such deposits are required.”

(h) Effective as of September 29, 2004, Section 11.15 of the Agreement is hereby modified by deleting the subsection in its entirety and replacing it with the following:

“With respect to any Mortgage Loans that have been prepaid in full during any Prepayment Period, no later than the twentieth (20th) day of each month and with respect to all other Mortgage Loans, no later than the fifth (5th) Business Day of each month, the Seller shall furnish to the Purchaser or its designee an electronic and a hard copy of the monthly data in the form of report attached hereto as Exhibit 11, which report shall include information with respect to one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off On the Business Day following each Determination Date, the Seller shall deliver to the Purchaser or its designee by telecopy (or by such other means as the Seller and the Purchaser may agree from time to time) an electronic and a hard copy of the determination data with respect to the related Distribution Date, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Seller shall forward to the Purchaser by overnight mail a computer readable disk containing the information set forth in the remittance report with respect to the related Distribution Date.”

SECTION 2.  Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state.
SECTION 6. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[signature page to follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

FREMONT INVESTMENT & LOAN (Seller)

By:

Name:
Title:

DB STRUCTURED PRODUCTS, INC. (Purchaser)

By:

Name:
Title:

By:

Name:
Title:

AMENDMENT NUMBER TWO
to the Master Mortgage Loan Purchase and Interim Servicing Agreement
dated as of May 1, 2004
by and between
FREMONT INVESTMENT & LOAN
and
DB STRUCTURED PRODUCTS, INC.

This AMENDMENT NUMBER TWO is made this 1st day of June 2005, by and between FREMONT INVESTMENT & LOAN, having an address at 2727 E. Imperial Hwy, Brea, California 92821 (the “Seller”) and DB STRUCTURED PRODUCTS, INC. having an address at 60 Wall Street, New York, New York 10005 (the “Purchaser”), to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, by and between the Purchaser and the Seller (the “Agreement”).

RECITALS

WHEREAS, the Purchaser and the Seller desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and

WHEREAS, the Purchaser and the Seller each have agreed to execute and deliver this Amendment Number Two on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment.

(a) Effective as of June 1, 2005, Subsection 7.04 is hereby modified by deleting it in its entirety and replaced with the following:

“Subsection 7.04 Repurchase of Certain Mortgage Loans; Premium Recapture

Except as otherwise set forth in the related Commitment Letter, in the event that any Mortgage Loans prepay-in-full within ninety (90) months of the related Closing Date, the Seller shall remit to the Purchaser an amount (not less than zero) equal to the excess, if any, of (i) the product of (A) the excess of the related Purchase Price percentage over 100% and (B) the Stated Principal Balance of such prepaid Mortgage Loan as of the related Closing Date over (ii) the amount of any Prepayment Charges contractually due with respect to such Mortgage Loan; provided, however, the Seller shall have no obligation to remit to the Purchaser the amount of any premium with respect to any Mortgage Loan following a Whole Loan Transfer or Pass-Through Transfer. Purchaser shall provide notice of any obligation with respect to any such prepayment no more than 120 days following the related Closing Date, provided, Purchaser receives actual notice from the Interim Servicer that such prepayment has occurred within that time period. Except as otherwise set forth in the related Commitment Letter, in the event that any Mortgage Loan fails to make the first scheduled Monthly Payment due following the related Closing Date to Purchaser within the calendar month such payment is due, Seller shall repurchase such Mortgage Loan at the Repurchase Price provided, however, in the event that the Purchaser transfers servicing of the related Mortgage Loan prior to the expiration of the Interim Servicing Period, the Seller shall not be required to repurchase such Mortgage Loan with a first or second payment default as set forth herein if the Seller is not servicing such Mortgage Loan during such default.”

SECTION 2.  Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4. Governing Law. This Amendment Number Two shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state.
SECTION 5. Counterparts. This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[signature page to follow]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the day and year first above written.

FREMONT INVESTMENT & LOAN (Seller)

By:

Name:
Title:

DB STRUCTURED PRODUCTS, INC. (Purchaser)

By:

Name:
Title:

By:

Name:
Title:

AMENDMENT NUMBER THREE
Master Mortgage Loan Purchase and Interim Servicing Agreement
dated as of May 1, 2004
by and between
FREMONT INVESTMENT & LOAN
and
DB STRUCTURED PRODUCTS, INC.

This AMENDMENT NUMBER THREE is made this 29th day of November, 2005, by and between FREMONT INVESTMENT & LOAN having an address at 2727 E. Imperial Hwy, Brea, California 92821 (the “Seller”) and DB STRUCTURED PRODUCTS, INC. having an address at 60 Wall Street, New York, New York 10005 (the “Purchaser”), to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of May 1, 2004, as amended by Amendment Number One, dated as of September 29, 2004 and Amendment Number Two, dated as of June 1, 2005, by and between the Purchaser and the Seller (the “Agreement”).

RECITALS

WHEREAS, the Purchaser and the Seller desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and

WHEREAS, the Purchaser and the Seller each have agreed to execute and deliver this Amendment Number Three on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of November 29, 2005, the Agreement is hereby amended as follows:

(a)       Section 1 of the Agreement is hereby amended by adding the following definitions:

Exchange Act: The Securities Exchange Act of 1934, as amended.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time.

Servicing Criteria: As of any date of determination, the “servicing criteria” set forth in Item 1122(d) of Regulation AB, or any amendments thereto.

Sub-Servicer: Any Person with which the Seller has entered into a sub-servicing agreement to service certain of the Mortgage Loans.

Sub-Servicing Agreement: The written contract between the Seller and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Subsection 11.31 of this Agreement.

(b)      Section 11 of the Agreement is hereby amended by deleting the Section in its entirety and replacing it with the following:

SECTION 11. Seller’s Servicing Obligations. The Seller, as independent contract servicer, shall service and administer the Mortgage Loans the Seller sold to the Purchaser on the related Closing Date during the Interim Servicing Period, directly or through one or more Sub-Servicers, in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 8, which Servicing Addendum is incorporated herein by reference.

(c)       Section 12 of the Agreement is hereby amended by deleting subparts (5) and (6) in its entirety and the remaining subpart following subpart (6) is renumbered (5).

(d)       Section 12 of the Agreement is hereby amended by inserting the following subparts immediately following subpart (5):

(6) in connection with any securitization of any Mortgage Loans, to execute a assignment, assumption and recognition agreement among the Purchaser, Seller, and any other party designated by Purchaser including a master servicer, which assignment, assumption and recognition agreement may amend this Agreement to provide for servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing and mortgage loan representations and warranties which in form and substance conform to the representations and warranties in this Agreement; and

(7) [reserved];

(8) [reserved];

(9) in connection with any Pass-Through Transfer, to deliver to the Purchaser within five (5) Business Days after request by the Purchaser, the information with respect to the Seller (as originator) and each other originator of the Mortgage Loans as required under Item 1110(a) and (b) of Regulation AB as determined by Purchaser in its sole discretion. If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

(10) in connection with any Pass-Through Transfer, to deliver to the Purchaser within five (5) Business Days after request by the Purchaser, static pool information as required under Item 1105(a)(1) - (3) and (c) of Regulation AB with respect to the Mortgage Loans and each other originator of the Mortgage Loans. In connection with a Pass-Through Transfer where the Mortgage Loans comprise the only mortgage loans assets in such securitized pool, the Purchaser shall provide static pool information to the Seller in a format mutually agreed to by the Purchaser and the Seller with respect to the Mortgage Loans;

(11) in connection with any Pass-Through Transfer in which the Seller acts as servicer following such Pass-Through Transfer, to deliver to the Purchaser within five (5) Business Days after request by the Purchaser, information with respect to the Seller (as servicer) as required by Item 1108(b) and (c) of Regulation AB as determined by Purchaser in its sole discretion. In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall provide the information required pursuant to this clause with respect to the Sub-Servicer;

(12) in connection with any Pass-Through Transfer, to deliver to the Purchaser within five (5) Business Days after request by the Purchaser, (i) information regarding any legal proceedings pending (or known to be contemplated) against the Seller (as originator and as servicer) and each other originator of the Mortgage Loans and each Sub-Servicer as required by Item 1117 of Regulation AB as determined by Purchaser in its sole discretion, (ii) information regarding affiliations with respect to the Seller (as originator and as servicer) and each other originator of the Mortgage Loans and each Sub-Servicer as required by Item 1119(a) of Regulation AB as determined by Purchaser in its sole discretion, and (iii) information regarding relationships and transactions with respect to the Seller (as originator and as servicer) and each other originator of the Mortgage Loans and each Sub-Servicer as required by Item 1119(b) and (c) of Regulation AB as determined by Purchaser in its sole discretion; and

(13) to deliver to the Purchaser and to any Person designated by the Purchaser, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller or any Sub-Servicer pursuant to clause (9) above, and pursuant to clause (10) above to the extent constituting financial information, as shall be reasonably requested by the Purchaser.

(e)       Section 12 of the Agreement is hereby amended by inserting the following paragraph at the end thereto:

The Seller shall indemnify the Purchaser and any sponsor, depositor, issuing entity and underwriter in connection with a Pass-Through Transfer for any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from any untrue statement or alleged untrue statement of any material fact contained in the information provided by the Seller or any Sub-Servicer pursuant to clauses (9), (10), (11) and (12) of this Section 12 (the “Seller Information”) or the omission or the alleged omission to state in the Seller Information a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

(f)        Subsection 14.01(viii) of the Agreement is hereby amended by inserting the following at the end of thereto: “or” and then by inserting the following subpart:

“(ix)    failure by the Seller to duly perform, within the required time period, its obligations under Subsections 11.23, 11.24 or 11.35 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;”

(g)       Subsection 11.15 of Exhibit 8 to the Agreement is hereby amended by inserting the following sentence at the end thereto:

To the extent that the Mortgage Loans are the subject of a Pass-Through Transfer whereby the Seller is acting as servicer following such Pass-Through Transfer, the computer tape must include all information known or available to the Seller that is necessary in order to provide the distribution and pool performance information as required under Item 1121 of Regulation AB. The Seller shall modify the computer tape format as requested by the Purchaser from time to time in order to comply with the preceding sentence.

(h)       Subsection 11.23 of the Agreement is hereby amended by deleting the subsection in its entirety and replacing it with the following:

(a)
The Seller will deliver to the Purchaser, not later than March 15 of each calendar year beginning in 2006, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans. In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall deliver an officer’s certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Seller.

(b)
With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer whereby the Seller is acting as servicer following such Pass-Through Transfer, by March 15 of each calendar year beginning in 2006, an officer of the Seller shall execute and deliver an Officer’s Certificate to the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”) and any related depositor (a “Depositor”) for the benefit of each such entity and such entity’s affiliates and the officers, directors and agents of any such entity and such entity’s affiliates, an Officer’s Certificate in the form attached hereto as Exhibit 12. In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall deliver an officer’s certificate of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Seller.

(c)
The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Subsection 11.23, Subsection 11.24 or Subsection 11.35, or the negligence, bad faith or willful misconduct of the Seller in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Subsection 11.23, Subsection 11.24 or Subsection 11.35, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

(i)             Subsection 11.24 of the Agreement is hereby amended by deleting the Subsection in its entirety and replacing it with the following:

Subsection 11.24 Independent Public Accountants’ Servicing Report.

Not later than March 15 of each calendar year beginning in 2006, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a report (a “USAP Report”) to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements during the preceding calendar year, except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such report shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall provide a statement of the Sub-Servicer as described above as to each Sub-Servicer as and when required with respect to the Seller.

Notwithstanding the foregoing, the Seller’s obligation to deliver a USAP Report under this Subsection, as to the Seller or any Sub-Servicer, as to any calendar year, beginning with the report required in March 2007, shall be satisfied if an Assessment of Compliance and Attestation Report is delivered in compliance with Subsection 11.35 for such calendar year with respect to that entity.

(j)             Exhibit 8 of the Agreement is hereby amended by inserting the following sections at the end thereto:

Subsection 11.31 Sub-Servicing Agreements Between the Seller and Sub-Servicers.

The Seller, as servicer, may arrange for the subservicing of any Mortgage Loan by a Sub-Servicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a FHLMC or FNMA approved mortgage servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Seller or a Sub-Servicer or reference to actions taken through the Seller or otherwise, the Seller shall remain obligated and liable to the Purchaser and its successors and assigns for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Seller alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Seller shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Seller with the same force and effect as if performed directly by the Seller.

For purposes of this Agreement, the Seller shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to the Seller.

Subsection 11.32 Successor Sub-Servicers.

Any Sub-Servicing Agreement shall provide that the Seller shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Subsection 11.34. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Seller without fee, in accordance with the terms of this Agreement, in the event that the Seller (or any successor to the Seller) shall, for any reason, no longer be the servicer of the related Mortgage Loans (including termination due to an Event of Default).

Subsection 11.33 No Contractual Relationship Between Sub-Servicer and Purchaser.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Seller alone and the Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Subsection 11.34.

Subsection 11.34 Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Seller hereunder by a successor servicer pursuant to Section 16 of this Agreement, it is understood and agreed that the Seller’s rights and obligations under any Sub-Servicing Agreement then in force between the Seller and a Sub-Servicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Sub-Servicer.

The Seller shall, upon the reasonable request of the Purchaser, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

The Servicing Fee payable to any such successor servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Agreement.

Subsection 11.35 Assessment of Compliance with Servicing Criteria.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer for which the Seller is acting as servicer following such Pass-Through Transfer, the Seller shall deliver to the Purchaser or its designee on or before March 15 of each calendar year beginning in 2007, a report (an “Assessment of Compliance”) reasonably satisfactory to the Purchaser regarding the Seller’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

With respect to any Mortgage Loans that are the subject of a Pass-Through Transfer for which the Seller is acting as servicer following such Pass-Through Transfer, on or before March 15 of each calendar year beginning in 2007, the Seller shall furnish to the Purchaser or its designee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Seller, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

In the event that the Seller has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Seller shall provide an Assessment of Compliance of the Sub-Servicer and accompanying Attestation Report as described above as to each Sub-Servicer as and when required with respect to the Seller.

(k)            The Agreement is hereby amended by inserting Exhibit 12 in the form of Annex A attached hereto at the end thereto.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby. This Amendment Number Three shall apply to all Mortgage Loans subject to the Agreement notwithstanding that any such Mortgage Loans were purchased prior to the date of this Amendment Number Three.

SECTION 4. Governing Law. This Amendment Number Three shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law).

SECTION 5. Counterparts. This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

FREMONT INVESTMENT & LOAN (Seller)

By:

Name:
Title:

DB STRUCTURED PRODUCTS, INC. (Purchaser)

By:

Name:
Title:

By:

Name:
Title:

ANNEX A

EXHIBIT 12
FORM OF BACK-UP CERTIFICATION

I, [identify certifying individual], certify to the [Initial Purchaser], [Mortgage Loan Seller] [Depositor], [Trustee], [Securities Administrator] and [Master Servicer] that:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, the [USAP Report]*  [Assessment of Compliance and Attestation Report]* * and all servicing reports, officer's certificates and other information provided by the Seller relating to the servicing of the Mortgage Loans taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided by the Seller under this Servicing Agreement has been provided to the Purchaser and the Master Servicer;

(iii) I am responsible for reviewing the activities performed by the Seller under the Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the [USAP Report]* [Assessment of Compliance and Attestation Report]**, the Seller has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

(iv) [I have disclosed to the Purchaser and the Master Servicer all significant deficiencies relating to the Seller’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.]* [The Assessment of Compliance and Attestation Report of the Seller have been delivered to the Purchaser as required under the Servicing Agreement. Following is a list of all material instances of noncompliance described in the Attestation of Compliance and Attestation Report (if none, state “none”):_____________________.]**

FREEMONT INVESTMENT & LOAN (Seller)

By:
Name:
Title:
Date:

* To be used if a USAP Report is being delivered under the Servicing Agreement
** To be used if an Assessment of Compliance and Attestation Report is being delivered under the Servicing Agreement

ATTACHMENT 3
FORM OF REMITTANCE REPORT

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:
• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

ATTACHMENT 3A (IF APPLICABLE)

Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
•

•  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:
1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

•	Credits:

14-21.        Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.             The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: _______________

Phone: ______________________	Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	$________________	(12)
	Cash for Keys__________________________	________________
	HOA/Condo Fees_______________________	________________
	______________________________________	________________
	______________________________________	________________
Total Expenses		$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance Proceeds	________________	(18)
HUD Part A		________________	(18a)
HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
_________________________________________		_________________
_________________________________________		_________________
Total Credits		$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

ATTACHMENT 4

EXHIBIT 12

FORM OF ANNUAL CERTIFICATION

Re:  The [         ] agreement dated as of [     ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I am, ________________________________, the _______________________ of [NAME OF SERVICER] and, in such capacity, the officer in charge of the Servicer’s responsibility on Exhibit [ ] to the Agreement. I hereby certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all other data, servicing reports, officer’s certificates and information relating to the performance of the Servicer under the terms of the Agreement during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the reports and information comprising the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the period covered by or the date of such reports or information or the date of this certification;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

[SERVICER] (Servicer)

By:
Name:
Title:
Date:

ATTACHMENT 5

EXHIBIT 13

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT A

REQUEST FOR RELEASE OF DOCUMENTS
To:	Wells Fargo Bank, National Association
2030 Main Street, Suite 100
Irvine, California 92614

Attn: [Manager- ACE 2006-HE1]

Re: Custodial Agreement, dated as of February 1, 2005 among HSBC Bank USA, National Association as the Trustee, Wells Fargo Bank, National Association as the Custodian and as a Servicer and Ocwen Loan Servicing, LLC as a Servicer

All Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement (the “Agreement”) referenced above.

In connection with the administration of the Mortgage Loans held by you as Custodian for the Trustee pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodial File for the Mortgage Loan described below, for the reason indicated.

Mortgagor Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one):

_______	1.	Mortgage Paid in Full

_______	2.	Foreclosure

_______	3.	Substitution

_______	4.	Other Liquidation (Repurchases, etc.)

_______	5.	Nonliquidation Reason:_______________________

_______	6.	Recordation of Assignment of Mortgage

Address to which Custodian should Deliver the Custodial File:	__________________________________________
__________________________________________
__________________________________________

By:
(authorized signer)
Issuer:
Address:
Date:

Custodian

Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________________	_________________
Signature	Date

Documents returned to Custodian:
____________________________________	_________________
Custodian	Date

EXHIBIT B

FORM OF LIMITED POWER OF ATTORNEY
LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that HSBC Bank USA, National Association, a national banking association, having a place of business at 452 Fifth Avenue, New York, New York 10018, as Trustee (the “Trustee”) pursuant to that certain custodial agreement by and among the Trustee, Wells Fargo Bank, National Association as a servicer and custodian and Ocwen Loan Servicing, LLC as a servicer (the “Agreement”) hereby constitutes and appoints Fremont Investment & Loan (the “Servicer”), by and through the Servicer’s officers, as the Trustee’s true and lawful attorney-in-fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all Mortgage Loans serviced by the Servicer subject to the Agreement, for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (each a “Mortgage” or a “Deed of Trust” respectively) and promissory notes secured thereby (each a “Mortgage Note”) for which the undersigned is acting as Trustee pursuant to the Agreement (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer.

This appointment shall apply to the following enumerated transactions only:

1.
The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2.
The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or any governmental agency of the United States or any state or political subdivision thereof or agency thereof or other entity having powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

3.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.	The completion of loan assumption agreements.

5.	The execution and delivery of any quitclaim, special warranty, limited warranty, statutory or grant deed in connection with the disposition of REO property.

6.
The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

8.
The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.
With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a)  the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;
b)  the preparation and issuance of statements of breach or non-performance;
c)  the preparation and filing of notices of default and/or notices of sale;
d)  the cancellation/rescission of notices of default and/or notices of sale;
e)  the taking of a deed in lieu of foreclosure; and
f)       the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 9(a) through 9(e) above.

10.	The execution of the subordination of second liens solely for the purpose of refinancing first lien mortgage loans.

The undersigned gives its said attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the Agreement and in accordance with the standard of care applicable to servicers as fully as the undersigned might or could do, and hereby does ratify and confirm to all that its said attorney-in-fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of the date set forth below.

Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof.

IN WITNESS WHEREOF, HSBC Bank USA, National Association, as Trustee pursuant to the Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized _________________________ this ___ day of _________________, 200__.

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

STATE OF ________________

COUNTY OF ______________

On _____________________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________ , as ____________________of HSBC Bank USA, National Association, as Trustee, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)
Notary Public